Exhibit 5.1

[Letterhead of Eversheds Sutherland (US) LLP]

August 2, 2022

Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225

Ladies and Gentlemen:

We have acted as counsel to Capital Southwest Corporation, a Texas corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form N-2 (File No. 333-259455) filed under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was initially filed with the Securities and Exchange Commission (the “Commission”) on September 10, 2021 (as amended as of its most recent effective date, including the exhibits and schedules thereto, all documents incorporated or deemed to be incorporated into the Registration Statement by reference, any information contained in a prospectus supplement relating to the Shares (as defined below) subsequently filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act and deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, any registration statement filed pursuant to Rule 462(b) under the Securities Act, and any post-effective amendment thereto, is hereinafter referred to as the “Registration Statement”). The Registration Statement relates to the public offering of securities of the Company that may be offered by the Company from time to time as set forth in the prospectus dated October 29, 2021, which forms a part of the Registration Statement (the “Prospectus”), and as may be set forth from time to time in one or more supplements to the Prospectus.

This opinion letter is rendered in connection with the issuance and sale from time to time, of shares of the Company’s common stock, par value $0.25 per share (the “Shares”), having an aggregate offering price of up to $650,000,000, as described in the prospectus supplement, dated as of November 2, 2021, supplement no. 1 to the prospectus supplement, dated February 1, 2022, supplement no. 2 to the prospectus supplement, dated May 24, 2022, and supplement no. 3 to the prospectus supplement, dated August 2, 2022, each filed with the Commission pursuant to Rule 424 under the Securities Act (collectively, the “Prospectus Supplement”), of which $419,778,752 in aggregate amount of Shares remain available for sale pursuant to the Sales Agreements (as defined herein). The Shares are to be sold by the Company pursuant to (i) the third amended and restated equity distribution agreements, each dated as of May 26, 2021 and as amended on each of August 3, 2021, November 2, 2021 and August 2, 2022, by and between the Company and each of Jefferies LLC and Raymond James & Associates, Inc. and (ii) the amended and restated equity distribution agreements, each dated as of May 26, 2021 and as amended on each of August 3, 2021, November 2, 2021 and August 2, 2022, by and between the Company and each of JMP Securities LLC and B. Riley Securities, Inc. (collectively, the “Sales Agreements”).

As counsel to the Company, we have participated in the preparation of the Registration Statement, the Prospectus and the Prospectus Supplement and have examined the originals or copies of the following:

(i)the Articles of Incorporation of the Company, as amended, certified as of the date hereof by an officer of the Company;

(ii)the Second Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

(iii)a Certificate of Fact with respect to the Company issued by the Texas Secretary of State as of a recent date; and

(iv)the resolutions of the board of directors of the Company relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Sales Agreements, the Registration Statement, the Prospectus and the Prospectus Supplement, certified as of the date hereof by an officer of the Company.

With respect to such examination and our opinion expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that all certificates issued by public officials or Company officers have been properly issued and that such certificates remain accurate on the date of this letter, and (vi) the accuracy and completeness of all corporate records made available to us by the Company.

As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on certificates and/or representations of officers of the Company. We have also relied on certificates and confirmations of public officials. We have not independently established the facts, or in the case of certificates or confirmations of public officials, the other statements, so relied upon.

The opinion set forth below is limited to the effect of the Texas Business Organizations Code, as in effect as of the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.

On the basis of and subject to the foregoing, and in reliance thereof, and subject to the assumptions, qualifications and limitations set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and, when issued and delivered against payment thereof in accordance with the terms of the Sales Agreements, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed in this opinion letter is (i) strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission for incorporation by reference in the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Prospectus Supplement.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Eversheds Sutherland (US) LLP

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